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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 51 to the registration statement under the Securities Act of 1933 (file number 2-28097) of our report dated February 19, 1997 on our audit of the financial statements and financial highlights of The Enterprise Group of Funds, Inc. appearing in the Registrant's 1997 Annual Report. We also consent to the reference to our Firm under the caption "Independent Accountants."


PricewaterhouseCoopers LLP

Atlanta, Georgia
September 10, 1998